UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 17, 2008

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2008, Julia L. Reed and Patrick Ludwig were elected Directors of the Registrant. Ms. Reed and Mr. Ludwig were appointed to fill vacancies created when the Board of Directors of the Registrant increased the number of authorized directors from six (6) to eight (8). Ms. Reed and Mr. Ludwig both satisfy the independence standards specified in the Securities Exchange Act of 1934 and the American Stock Exchange. Ms. Reed and Mr. Ludwig will serve as Directors until the next annual meeting or until a replacement is elected and qualified.

The Registrant has not been a party to any transactions with Ms. Reed or Mr. Ludwig and there are currently no proposed transactions between the Registrant and Ms. Reed or Mr. Ludwig that meet the criteria described under Item 404(a) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

None.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

          FORTUNE INDUSTRIES, INC.

Date: November 19, 2008                           By: /s/ John F. Fisbeck
                                                                   John F. Fisbeck
                                                                   Chief Executive Officer